UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2012

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 1.01	Entry into a Material Definitive Agreement.
	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
	Item 8.01	Other Events.
	Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein
Exhibit 99.2	Second Amended and Restated Employment Terms, effective as of November 28, 2012, between MPG Office Trust, Inc., MPG Office, L.P., and Christopher M. Norton
Exhibit 99.3	MPG Office Trust, Inc. Retention Bonus Plan
Exhibit 99.4	Form of Retention Bonus Plan Participation Notice

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Employment Agreement with David L. Weinstein

On November 28, 2012, MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company” or “us”) entered into a second amendment (the “Amendment”) to the amended and restated employment agreement with David L. Weinstein, the Company’s President and Chief Executive Officer. The Amendment amended Mr. Weinstein’s employment agreement in the following respects:

•
The Amendment provides that Mr. Weinstein’s employment with us is at-will and is not for a specified period of time, subject to our obligations under the employment agreement in the event of a termination of his employment. Prior to the Amendment, Mr. Weinstein’s employment agreement provided for a fixed term, ending on December 31, 2014;

•
The Amendment provides that if Mr. Weinstein’s employment is terminated (other than by us for Cause (as defined in his employment agreement), by Mr. Weinstein’s voluntary resignation or due to his death or disability) in connection with a liquidation or sale of all or substantially all of our assets, the termination will constitute a termination of employment by us without Cause for purposes of the employment agreement, any other agreement between Mr. Weinstein and us, and any plan maintained by us. A similar clarification was made to the definition of “Good Reason” in the employment agreement in the event that Mr. Weinstein’s position, authority, duties or responsibilities are diminished as a result of such a liquidation or sale; and

•
The Amendment provides that the amount of cash severance payable to Mr. Weinstein in the event of a termination of his employment by us without Cause or by him for Good Reason will be reduced by an amount equal to 75% of the Retention Bonus paid to him under the Retention Plan (not including any Additional Retention Payments) (as such terms are defined below in Item 5.02).

The terms of Mr. Weinstein’s amended and restated employment agreement, as amended by the first amendment thereto, otherwise remain unchanged.

The second amendment to Mr. Weinstein’s employment agreement was approved by the Board of Directors upon the recommendation of the Compensation Committee thereof.

The foregoing summary is qualified in its entirety by reference to the full text of the second amendment to Mr. Weinstein’s employment agreement, filed as Exhibit 99.1 to this report.

Amended and Restated Employment Agreement with Christopher M. Norton

On November 28, 2012, the Company entered into a second amended and restated employment letter agreement (the “Amended Employment Agreement”) with Christopher M. Norton, the Company’s Executive Vice President, General Counsel and Secretary. The Amended Employment Agreement supersedes and replaces Mr. Norton’s prior employment letter agreement with us. The Amended Employment Agreement amended Mr. Norton’s prior employment letter agreement in the following respects:

•
The Amended Employment Agreement provides that Mr. Norton’s employment with us is at-will and is not for a specified period of time, subject to our obligations under the employment agreement in the event of a termination of his employment. Prior to the Amended Employment Agreement, Mr. Norton’s employment letter agreement provided for a fixed term, ending on December 31, 2014, subject to automatic annual renewals unless either party provided notice of its intention not to renew the agreement;

•
The Amended Employment Agreement reflects Mr. Norton’s promotion from Senior Vice President to Executive Vice President, General Counsel and Secretary, and provides that he will have the authority, responsibilities and powers as are usual and customary for a person holding such positions;

•
The Amended Employment Agreement provides that if Mr. Norton’s employment is terminated by him for “Good Reason” (as defined in the Amended Employment Agreement), and subject to his execution and non-revocation of a general release of claims, he will receive the same severance payments and benefits that he would otherwise receive upon a termination of his employment by us without “Cause” (as defined in the Amended Employment Agreement);

•
The Amended Employment Agreement provides that if Mr. Norton’s employment is terminated (other than by us for Cause, by Mr. Norton’s voluntary resignation or due to his death or disability) in connection with a liquidation or sale of all or substantially all of our assets, the termination will constitute a termination of employment by us without Cause for purposes of the Amended Employment Agreement, any other agreement between Mr. Norton and us, and any plan maintained by us. A similar clarification was made to the definition of “Good Reason” in the Amended Employment Agreement in the event that Mr. Norton’s position, authority, duties or responsibilities are diminished as a result of such a liquidation or sale; and

•
The Amended Employment Agreement provides that the amount of cash severance payable to Mr. Norton in the event of a termination of his employment by us without Cause or by him for Good Reason will be reduced by an amount equal to 75% of the Retention Bonus paid to him under the Retention Plan (not including any Additional Retention Payments).

The terms of Mr. Norton’s prior employment letter agreement with the Company, as amended by the first amendment thereto, otherwise remain unchanged.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Norton’s second amended and restated employment letter agreement, filed as Exhibit 99.2 to this report.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On November 28, 2012, the Company entered into a second amendment to Mr. Weinstein’s employment agreement and a second amended and restated employment letter agreement with Mr. Norton, as described in Item 1.01 above.

Retention Bonus Plan

Additionally, on November 28, 2012 the Board of Directors adopted the MPG Office Trust, Inc. Retention Bonus Plan (the “Retention Plan”) to provide eligible employees with certain cash retention bonus payments in connection with their continued employment with us. Pursuant to the terms and conditions of the Retention Plan, each participant will be eligible to receive payment of a retention bonus (the “Retention Bonus”) in an amount determined by the Compensation Committee and paid as follows, subject to the participant’s continued employment with us:

•	12.5% of the Retention Bonus will be paid to the participant on the last day of each calendar quarter of 2013; and

•	50% of the Retention Bonus will be paid to the participant on the last day of the first calendar quarter of 2014.

The Compensation Committee may, in its sole discretion, elect to delay the payment of 25% of the final installment of the Retention Bonus (i.e., 12.5% of the total Retention Bonus) for up to two additional calendar quarters. In the event that such an election is made, the participant will be entitled to receive for each calendar quarter that such payment is delayed, an additional amount (an “Additional Retention Payment”) equal to 12.5% times the amount of the Retention Bonus, subject to the participant’s continued employment with us through the last day of the applicable calendar quarter. In the event of a termination of a participant’s employment by us without cause or by the participant for good reason (if and only if such participant has an employment agreement with the Company which provides for such right), the participant will receive payment of any unpaid portion of the Retention Bonus, plus in the event the Company has made an election to delay the payment of 25% of the final installment of the Retention Bonus, any unpaid Additional Retention Payment(s). In the event of a termination of employment for any other reason, the participant will forfeit any unpaid portion of the Retention Bonus and the Additional Retention Payment, if applicable.

Mr. Weinstein has been awarded a Retention Bonus equal to $2,625,000 under the Retention Plan, and Mr. Norton has been awarded a Retention Bonus equal to $350,000 under the Retention Plan. As described in Item 1.01 above, 75% of any Retention Bonus paid to Mr. Weinstein and Mr. Norton will reduce the amounts of cash severance payable to them in the event of termination of their employment without Cause or for Good Reason (as such terms are defined in Mr. Weinstein’s employment agreement and Mr. Norton’s Amended Employment Agreement, respectively).

The foregoing summary is qualified in its entirety by reference to the full text of the Retention Plan, filed as Exhibit 99.3 to this report.

Section 8 – Other Events

Item 8.01	Other Events.

On November 28, 2012, the Board of Directors adopted the MPG Office Trust, Inc. Severance Plan (the “Severance Plan”) to provide eligible employees with certain severance pay in the event of a qualifying termination of employment. The Severance Plan generally provides that if a participant’s employment is involuntarily terminated, the participant will receive a lump-sum cash severance payment in an amount equal to two weeks of the participant’s annual base compensation for each year of service (pro-rated for any partial year), subject to a maximum payment, provided that the participant executes and does not revoke a general release of claims.

On November 28, 2012, the Company entered into an amendment to the employment agreement of Peggy M. Moretti, the Company’s Executive Vice President, Investor and Public Relations & Chief Administrative Officer, to extend the term of her employment for an additional year to December 31, 2015 and make certain other amendments.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein
99.2*	Second Amended and Restated Employment Terms, effective as of November 28, 2012, between MPG Office Trust, Inc., MPG Office, L.P., and Christopher M. Norton
99.3*	MPG Office Trust, Inc. Retention Bonus Plan
99.4*	Form of Retention Bonus Plan Participation Notice
_________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Dated:  As of November 30, 2012